Exhibit 10.3

Promissory Note

$12,500,000.00May 9, 2019

FOR VALUE RECEIVED, the undersigned, DOMINION BRIDGEPORT FUEL CELL, LLC, a Virginia limited liability company, which will be changing its name to Bridgeport Fuel Cell, LLC in accordance with Section 6.24 of the Credit Agreement (as hereinafter defined) (together with its successors and assigns, the “Borrower”), hereby promises to pay to the order of LIBERTY BANK, a mutual savings bank (together with its successors and/or assigns, the “Lender”), in accordance with the provisions of the Credit Agreement, the principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($12,500,000.00) for the Loan made by the Lender to the Borrower under that certain Credit Agreement dated as of the date hereof, by and among the Borrower, each lender from time to time party thereto, Liberty Bank, a mutual savings bank, in its capacity as Administrative Agent and Co-Lead Arranger, and Fifth Third Bank, an Ohio banking corporation, as Co-Lead Arranger (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement), together with interest fees and charges thereon.

The Borrower hereby promises to pay principal and interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, in such amounts, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest with respect to this Promissory Note shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Promissory Note is one of the Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof.  This Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

Delivery of an executed counterpart of a signature page of this Promissory Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Promissory Note.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

in witness whereof, this Promissory Note is duly executed as of the date set forth above.

DOMINION BRIDGEPORT FUEL CELL, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

	By:	FuelCell Energy, Inc.
	Its:	Sole Member

	By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to Promissory Note (Liberty Bank)]